UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2004

United PanAm Financial Corp.

(Exact name of registrant as specified in its charter)

California	000-24051	94-3211687
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

3990 Westerly Place, Suite 200

Newport Beach, California 92660

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 224-1917

Item 5. Other Events

On May 20, 2004, United PanAm Financial Corp (the “Company”) issued a press release reporting the engagement of Deutsch Bank to arrange a $250 million warehouse facility and Sandler O’Neill and Partners LLP to sell the thrift charter and deposits.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1 Press Release dated May 20, 2004 reporting Deutsche Bank engaged to arrange a $250 million warehouse facility and Sandler O’Neill engaged to sell thrift charter and deposits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United PanAm Financial Corp.
(Registrant)

Dated: May 20, 2004	By:	/s/ Garland Koch
	Name:	Garland Koch
	Title:	Chief Financial Officer

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